Exhibit No. 4.1
CONSENT OF COUNSEL
To: The Board of Directors of Boralex Inc.
We hereby consent to the reference to us in Section 28 and our opinion contained under “Certain Canadian Federal Income Tax Considerations” in the Offer and Circular dated May 18, 2010 included in the Registration Statement on Form F-8, dated the date hereof, relating to the registration of senior subordinated convertible debentures of Boralex Inc.
Montréal, Québec
May 18, 2010

/s/ Fraser Milner Casgrain LLP
Fraser Milner Casgrain LLP